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          FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT


This First Amendment to Revolving Credit and Term Loan Agreement, made as of the 2nd day of November, 1995, between PLASTI-LINE, INC., a Tennessee corporation ("Borrower") and SUNTRUST BANK, EAST TENNESSEE, N.A., successor by name change to Third National Bank of East Tennessee ("Bank").

                                   RECITALS:

Borrower and Bank executed a Revolving Credit and Term Loan Agreement dated as of April 21, 1995 (the "Loan Agreement") pursuant to which the Bank extended to the Borrower a revolving line of credit in the original principal amount of Ten Million Dollars ($10,000,000.00). In connection with the Loan Agreement, the Borrower executed a Revolving Credit Note dated April 21, 1995, payable to the order of the Bank in the original principal amount of Ten Million Dollars ($10,000,000.00) (the "Initial Revolving Credit Note").

     The Bank extended additional credit to the Borrower pursuant to the Revolving Credit Note of the Borrower dated October 24, 1995, payable to the order of the Bank in the original principal amount of Five Million Dollars ($5,000,000.00) (the "Additional Note").

     The Borrower desires to acquire certain assets of Carter-Miot Engineering
Company, Inc.   The Borrower has requested that the lender increase its
commitment under the Loan Agreement to Sixteen Million Dollars ($16,000,000.00) in order to provide additional financing relating to such acquisition.

     The parties desire to modify certain provisions of the Loan Agreement as provided herein.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the extension of additional credit by the Bank to the Borrower, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Unless otherwise defined herein, all capitalized terms in this First Amendment shall have the same meanings as in the Loan Agreement.

     2. Section 1.01 of the Loan Agreement is amended by deleting the definitions of "Notes" and "Term Note" and by adding the following definitions thereto:




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          "Additional Note" shall mean the Revolving Credit Note of the
Borrower dated October ___, 1995, payable to the order of the Bank in the original principal amount of Five Million Dollars ($5,000,000.00), either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

          "Carter" shall mean Carter-Miot Engineering Company, Inc., a ____________________ corporation.

          "Carter Assets" shall mean substantially all of the inventory, equipment, accounts receivable and other tangible and intangible personal property of Carter.

          "Notes" shall mean, collectively, the Revolving Credit Note, the Additional Note, and the Replacement Note.

          "Replacement Note" shall mean the Amended and Restated Revolving Credit Note of the Borrower dated November 2, 1995, payable to the order of Bank in the original principal amount of Sixteen Million Dollars
($16,000,000.00), either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.

     3. Section 2.01 of the Loan Agreement is amended and restated as follows:

          Subject to and upon the terms and conditions set forth in this Agreement, the Bank establishes until April 30, 1996, or such later date as may be established pursuant to Section 2.07(b) hereof, a revolving credit in favor of the Borrower in aggregate principal at any one time outstanding equal to the sum of Sixteen Million Dollars ($16,000,000.00) (the "Commitment"). Within the limits of the Commitment and subject to the conditions set forth in Article III hereof, the Borrower may borrow, repay and reborrow under the terms of this Agreement; provided, however, that the Borrower may neither borrow nor reborrow should there exist a Default or an Event of Default. Borrowings under the Commitment shall be made through an Advance by the Bank. All Advances by the Bank shall be evidenced by a single Note payable to the order of the Bank in a principal amount equal to the Commitment, shall bear interest as hereinafter provided and shall mature on April 30, 1996, unless extended pursuant to
          Section 2.07(b) or sooner should the principal and accrued interest





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          thereon be declared immediately due and payable as provided for hereinafter. Except as provided in the Automatic Investment Service Agreement between Borrower and Bank, the aggregate principal amount of each Borrowing under the Commitment shall be not less than $10,000.00 and shall be in integral multiples of $10,000.00. The Bank shall have no obligation to advance funds in excess of the amount of its Commitment as set forth above.

     4.   Section 2.07 of the Loan Agreement is hereby modified as follows:

               (a) The "Termination Date" as defined in Section 2.07(a) of the Loan Agreement is hereby changed to April 30, 1996.

               (b)  Section 2.07(b) of the Loan Agreement is hereby deleted.

               (c)  Section 2.07(c) of the Loan Agreement is hereby deleted.

     5.   Sections 2.10 through 2.14 of the Loan Agreement are hereby deleted.

     6.   The following is added to Article III of the Loan Agreement as a new
Section 3.03:

               SECTION 3.03. Additional Conditions Precedent to Advances in Excess of the Aggregate Principal Amount of $10,000,000.00. The Bank shall not be obligated to make and Advance under the Replacement Note if, at the time of such Advance or as a result of such Advance, the aggregate outstanding principal balance under the Replacement Note exceeds or will exceed $10,000,000.00, unless and until the Bank has received the following, all of which shall be satisfactory to the Bank in its reasonable discretion:

                    (a) Evidence in the form of bills of sale, opinions of counsel or otherwise that the Borrower or a Subsidiary has acquired (or will acquire with the proceeds of the Advance) the Carter Assets free and clear of all liens and encumbrances.





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               (b)  Security agreement(s) and financing statements granting and perfecting in favor of Bank a first lien security interest in all accounts receivable and inventory of Borrower and its Subsidiaries, including, but not limited to, the Subsidiary that acquires the Carter Assets.

               (c) Certified copies of resolutions of the boards of directors of the Subsidiaries approving this First Amendment and approving the execution and delivery of the Replacement Note, the security agreement(s), the financing statements required under
          Section 3.03(b), and any other documents that may be reasonably required in connection therewith.

               (d) A favorable written opinion of counsel to the Borrower and the Subsidiaries addressing such matters relating to the transactions described herein as Bank may reasonably request.

     7. The Bank will, from time to time, upon request by the Bank, cause to be made, executed and delivered any further instruments, certificates and documents as may, in the reasonable opinion of Bank, be necessary or desirable in order to effect, complete or document the transactions described herein and to complete, perfect or preserve the security interests contemplated herein.

     8. The Borrower warrants that it has no claims, defenses, offsets or counterclaims against the Bank or any of Bank's officers, employees or agents and does hereby release and hold harmless the Bank, its officers, employees and agents from and against any actions, claims, lawsuits, demands, costs, expenses or liabilities of any kind whether known or unknown relating in any way to the Loan.

     9. Except as specifically modified hereby, the Loan Agreement shall remain in full force and effect. This First Amendment is not intended to, and will not, effect a novation of the indebtedness evidenced by the Revolving Credit Note. This First Amendment shall bind and inure to the benefit of the parties, their successors and assigns and may be further amended only by written instrument signed by the parties hereto. This First Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.





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     10.  This First Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall, together, constitute one and the same instrument.


     IN WITNESS WHEREOF, this First Amendment has been executed by the parties as of the day and year first above written.



                                             PLASTI-LINE, INC.


                                             By: /s/ Mark J. Deuschle
                                                -----------------------------
                                                   Its  VP - Finance
                                                      --------------------


                                             SUNTRUST BANK, EAST TENNESSEE, N.A.


                                             By: /s/ Roger D. Osborne
                                                -----------------------------
                                                   Its Senior Vice President
                                                      -----------------------





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